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Exhibit 8.2

[Letterhead of Sullivan & Cromwell LLP]

August 3, 2012

PlainsCapital Corporation
2323 Victory Avenue, Suite 1400
Dallas, Texas 75219

Ladies and Gentlemen:

        We have acted as United States federal income tax counsel to PlainsCapital Corporation, a Texas corporation ("PlainsCapital"), in connection with the proposed merger (the "Merger") of PlainsCapital with and into Meadow Corporation, a Maryland corporation and a direct, wholly owned subsidiary of Hilltop Holdings Inc., a Maryland corporation ("Hilltop"), pursuant to the terms and conditions of the Agreement and Plan of Merger, entered into on May 8, 2012 (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. At your request, and in connection with the filing of the Registration Statement on Form S-4 of Hilltop (as amended or supplemented through the date hereof, the "Registration Statement"), including the offer to exchange/prospectus forming a part thereof, we are rendering our opinion concerning United States federal income tax matters.

        In providing our opinion, we have examined the Merger Agreement, the Registration Statement, the offer to exchange/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Merger Agreement), (ii) the statements concerning the transactions contemplated by the Merger Agreement and the parties referred to in the Merger Agreement and the Registration Statement are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Merger Agreement or the Registration Statement regarding the "belief" of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), in each case as if made without such qualification, and (iv) the parties to the Merger Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Merger Agreement. If any of the above described assumptions are untrue for any reason or if the transactions contemplated by the Merger Agreement are consummated in a manner that is different from the manner described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

        We hereby confirm to you that it is our opinion that the discussion under the caption "United States Federal Income Tax Consequences of the Merger," insofar as it relates to matters of United States federal income tax law and subject to the qualifications, exceptions, assumptions and limitations contained herein and therein, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the Merger to U.S. holders of PlainsCapital common stock that exchange their shares of PlainsCapital common stock for shares of Hilltop common stock and cash in the Merger.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP

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  Exhibit 8.2
[Letterhead of Sullivan & Cromwell LLP]